Exhibit 99.1

FOR IMMEDIATE RELEASE

September 12, 2016

Contact:

Cloud Peak Energy Inc.

Rick Curtsinger, 720-566-2948

Director, Public Affairs

CLOUD PEAK ENERGY ANNOUNCES AMENDMENT TO REVOLVING CREDIT FACILITY

Gillette, Wyo, September 12, 2016 — Cloud Peak Energy Inc. (NYSE:CLD), one of the largest U.S. coal producers and the only pure-play Powder River Basin coal company, today announced that, effective September 9, 2016, its wholly owned subsidiary Cloud Peak Energy Resources LLC (“CPE Resources”) entered into the Second Amendment to Credit Agreement (the “Amendment”) which amends its Credit Agreement, dated as of February 21, 2014, among CPE Resources, the guarantors party thereto, PNC Bank, National Association, as administrative agent and a syndicate of lenders (the “Credit Agreement”).

The primary modifications to the Credit Agreement implemented by the Amendment are:

•                  Replaced the quarterly EBITDA-based financial covenants that previously required CPE Resources to (a) maintain defined minimum levels of interest coverage and (b) comply with a maximum net secured debt leverage ratio, with a new monthly minimum liquidity covenant that requires CPE Resources to maintain liquidity of not less than $125 million as of the last day of each month.

•                  Reduced the maximum borrowing capacity under the Credit Agreement to $400 million, from the previous maximum capacity of $500 million.

•                  Revised the permitted debt covenant and permitted lien covenant to permit the issuance of second lien debt in an amount up to $350 million.

•                  Revised various negative covenants and baskets that would apply to, among other things, the incurrence of debt, making investments, asset dispositions and restricted payments.

•                  Established a requirement for deposit account control agreements in favor of the administrative agent for certain deposit accounts.

The Amendment did not change the maturity of the Credit Agreement, which remains February 21, 2019.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play Powder River Basin coal company. As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services. The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation. The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana. In 2015, Cloud Peak Energy shipped approximately 75 million tons from its three mines to customers located throughout the U.S. and around the world. Cloud Peak Energy also owns rights to substantial undeveloped coal and complimentary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers. With approximately 1,400 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs. Cloud Peak Energy is a sustainable fuel supplier for approximately three percent of the nation’s electricity.

Cautionary Note Regarding Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding our anticipated future liquidity and financial flexibility, including future available capacity under our revolving credit facility and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements. Factors that could adversely affect our future results include, for example, the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Cloud Peak Energy Inc.

Cloud Peak Energy Inc.

Rick Curtsinger, 720-566-2948

Director, Public Affairs

###